The Gabelli Go Anywhere Trust

DISTRIBUTION AGREEMENT

6,000,000 Common Shares of Beneficial Interest, Par Value $0.001 Per Share

and

2,000,000 Series A Cumulative Puttable and Callable Preferred Shares, Par Value $0.001 Per Share

DISTRIBUTION AGREEMENT

            , 2016

G.research, LLC

One Corporate Center

Rye, New York 10580

Ladies and Gentlemen:

The Gabelli Go Anywhere Trust (the “Fund”), a statutory trust organized and existing under and by virtue of the laws of the State of Delaware, proposes to issue and sell (the “Offering”) through G.research, LLC (the “Distributor”), as agent, as many as 6,000,000 common shares of beneficial interest, par value $0.001 (the “Common Shares”), and 2,000,000 Series A Cumulative Puttable and Callable Preferred Shares, par value $0.001 (the “Preferred Shares,” and together with the Common Shares, the “Shares”), to be offered in combinations each consisting of three Common Shares and one Preferred Share (the “Combinations”). The term “Maximum Amount” shall refer to the total number of Shares registered for sale pursuant to the Registration Statement (as defined below).

The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Securities Act”), and with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Investment Company Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-208675 and 811-23035), including a prospectus and a statement of additional information, relating to the Shares. In addition, the Fund has filed a Notification of Registration on Form N-8A (the “Notification”) pursuant to Section 8 of the Investment Company Act.

The Fund has prepared and will file, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), and expects the Commission to declare effective, a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Common Shares, the Preferred Shares and the Combinations.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the Fund’s registration statement (File Nos. 333-208675 and 811-23035) on Form N-2, as amended (if applicable), at the time it became effective for purposes of Section 11 of the Securities Act, as such section applies to the Distributor (the “Effective Time”), including information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A (the

“Rule 430A Information”); provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall also include such Rule 462(b) Registration Statement. “Rule 462(b) Registration Statement” means a registration statement filed by the Fund pursuant to Rule 462(b) for the purpose of registering any of the Common Shares, Preferred Shares or Combinations under the Securities Act, including the Rule 430A Information.

Except where the context otherwise requires, “Prospectus,” as used herein, means the final prospectus (including the statement of additional information incorporated therein by reference) relating to the Offering contemplated by this Distribution Agreement, as amended or supplemented from time to time, and as filed by the Fund with the Commission pursuant to Rule 497 under the Securities Act, in the form furnished by the Fund to the Distributor for its use in connection with the Offering.

“Sales Materials” means those advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Securities Act authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Investment Adviser (as defined below) or any representative thereof for use in connection with the Offering; provided, however, that Sales Materials do not include any slides, tapes or other materials or documents that constitute a “written communication” (as defined in Rule 405 under the Securities Act) used in connection with a “road show” or a “bona fide electronic road show” (each as defined in Rule 433 under the Securities Act) related to the Offering contemplated hereby (collectively, “Road Show Materials”).

“Applicable Time” means the time as of which this Distribution Agreement was entered into, which shall be 9:00 A.M. (New York City time) on the date of this Distribution Agreement (or such other time as is agreed to by the Fund and the Distributor).

Gabelli Funds, LLC, a New York limited liability company (the “Investment Adviser”), will act as the Fund’s investment adviser pursuant to an Investment Advisory Agreement by and between the Fund and the Investment Adviser (the “Investment Advisory Agreement”). The Bank of New York Mellon acts as the custodian (the “Custodian”) of the Fund’s cash and portfolio assets pursuant to the Custodian Services Agreement, dated as of, March 31, 2005, and effective as to the Fund as of May 6, 2015 (the “Custodian Agreement”). Computershare Trust Company, N.A. is expected to act as the Fund’s transfer agent, registrar, and dividend disbursing agent (the “Transfer Agent”) pursuant to a Transfer Agency Agreement (the “Transfer Agency Agreement”). BNY Mellon Investment Servicing (US) Inc. is expected to act as the sub-administrator of the Fund pursuant to a Sub-Administration Agreement (the “Sub-Administration Agreement”). Computershare Trust Company, N.A. (the “Escrow Agent”) acts as the escrow agent of the Fund pursuant to an Escrow Agent Agreement, dated as of [            ], 2016 (the “Escrow Agent Agreement”).

As used in this Distribution Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Distribution Agreement, shall in each case refer to this Distribution Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Distribution Agreement. The term “or,” as used herein, is not exclusive.

The Fund, the Investment Adviser and the Distributor agree as follows:

1.	Agreement to Act as Distributor.

(a)	Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth:

(i)	The Fund agrees to issue and sell through the Distributor, as agent, and the Distributor agrees to sell, as agent for the Fund, on a best efforts basis, up to the Maximum Amount of the Shares during the term of this Distribution Agreement on the terms set forth herein.

(ii)	The Fund hereby authorizes other soliciting broker-dealers (each a “Soliciting Dealer” and collectively, the “Soliciting Dealers”) that enter into a Soliciting Dealer Agreement with the Distributor in substantially the form attached hereto as Schedule A, to solicit the sale of Shares.

(iii)	The Distributor hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares as described in the Registration Statement and Prospectus in amounts (including as Combinations) and at prices as directed by the Fund. The Distributor agrees to sell Shares in accordance with the Securities Act, the Investment Company Act and the Exchange Act, and its customary practice subject to the terms and conditions of this Distribution Agreement, the procedures described in the Registration Statement and the Prospectus.

(iv)	The Distributor agrees to be bound by the terms of the Escrow Agent Agreement.

(b)

Promptly after the effective date of the Registration Statement, but in no event earlier than [            ], 2016, the Distributor and the Soliciting Dealers shall commence the Offering of the Shares for cash to the public in jurisdictions in which the Shares, including as Combinations, are registered or qualified for sale or in which such Offering is otherwise permitted. The Distributor and Soliciting Dealers shall cease the Offering of the Shares at 5:00 p.m., New York City time on the Expiration Date (the term “Expiration Date” means [            ], 2016, unless and until the Fund shall, in its sole discretion, have extended the period for which the Offering is open, in which event the term “Expiration Date” with respect to the Offering will mean the latest time and date on which the Offering, as so extended by the Fund, will expire).

(c)	In rendering the services contemplated by this Distribution Agreement, the Distributor acknowledges that it is not authorized to (i) use any solicitation material other than the Prospectus (as supplemented or amended, if applicable) and the Sales Materials or (ii) to make any representation, oral or written, to any shareholders or prospective shareholders of the Fund that is not contained in the Prospectus (as supplemented or amended, if applicable) or the Sales Materials, in each case unless previously authorized to do so in writing by the Fund. The Distributor represents that it will deliver the Prospectus to each purchaser and will discuss with such purchasers the risks involved with an investment in the Fund and the illiquidity of the Shares as individual securities during the period in which only Combinations may be traded on an exchange.

(d)	In rendering the services contemplated by this Distribution Agreement, the Distributor will not be subject to any liability to the Fund or the Investment Adviser or any of its affiliates, for any act or omission on the part of any Soliciting Dealer (except with respect to the Distributor acting in such capacity) or any other person, and the Distributor will not be liable for acts or omissions in performing its obligations under this Distribution Agreement, except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Distributor or by reason of the reckless disregard of the obligations and duties of the Distributor under this Distribution Agreement.

(e)	The Distributor represents and warrants that it will not represent or imply that the Escrow Agent has investigated the desirability or advisability of investment in the Fund, or has approved, endorsed or passed upon the merits of the Shares or the Fund, nor will it use the name of the Escrow Agent in its capacity as escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

(f)

The Distributor may, if it reasonably believes one of the conditions under Section 9(a) below exists, upon notice to the Fund by telephone (confirmed promptly by telecopy or hand delivery), at any time and from time to time suspend the Offering; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and that such suspension shall last no more than ten (10) business days, at which time the Distributor shall either cease such suspension or notify the

Fund that this Distribution Agreement is being terminated pursuant to Section 9 below, subject to the terms and conditions hereof. The Fund may, upon notice to the Distributor by telephone (confirmed promptly by telecopy or hand delivery), at any time and from time to time suspend the Offering; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

2.	Solicitation Fees

(a)	The Fund agrees to pay the Distributor a solicitation fee equal to 3.00% of the gross sales price per Combination (the “Solicitation Fee”) for each Combination sold under this Distribution Agreement as determined by further agreement between the Distributor and the Fund from time to time with respect to particular sales. Notwithstanding the foregoing, with respect to Combinations sold to the Investment Adviser or its control affiliates, the Solicitation Fee shall be equal to $0.50 per Combination.

(b)	The proceeds remaining after deduction of the Solicitation Fee and further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect to such sale shall constitute the net proceeds to the Fund for such Shares (the “Net Proceeds”).

(c)	In full payment for the soliciting efforts to be rendered, the Distributor agrees to reallow up to the entire amount of the Solicitation Fee to Soliciting Dealers (the “Commission”), where such Soliciting Dealer is so designated on the subscription form. The Distributor has the same rights as the other Soliciting Dealers with respect to Commissions. The Distributor agrees to pay the Commissions to the broker-dealer designated on the applicable portion of the subscription form.

(d)	The Distributor may rebate to the Fund all or any portion of the Solicitation Fee earned by the Distributor for sales of Combinations made by the Distributor; for the avoidance of doubt, the Distributor will not rebate to the Fund any portion of the Solicitation Fee it has retained, rather than reallowed to Soliciting Dealers, with respect to sales of Combinations made by such Soliciting Dealers.

(e)	Payment to the Distributor by the Fund will be in the form of a wire transfer of same day funds from the Fund or the Escrow Agent to an account or accounts identified by the Distributor. Such payment will be made on the date on which the Fund issues the Shares after the Expiration Date. Payment to a Soliciting Dealer will be made by the Distributor to such Soliciting Dealer by check or wire transfer to an address or account identified by such broker-dealer. Such payments shall be made on or before the tenth business day following the day the Fund issues the Shares after the Expiration Date.

(f)	Notwithstanding the foregoing, no Solicitation Fees, payments or amounts whatsoever will be paid to the Distributor under this Section 2 unless or until subscriptions for the purchase of Shares have been accepted by the Fund and the gross proceeds of the Shares sold are received by the Fund.

3.	Submission of Orders.

(a)	Those persons who place orders for the purchase of Shares will be instructed by the Distributor or a Soliciting Dealer to make their checks, wires, or money orders (collectively, “Instruments of Payment”) payable to the order of “Computershare Trust Company, N.A., Escrow Agent for The Gabelli Go Anywhere Trust,” “Computershare, Escrow Agent for GGO,” or a recognizable contraction or abbreviation thereof, and the Distributor or Soliciting Dealer may instruct such persons to remit their Instruments of Payment directly to the Escrow Agent. If the Distributor or a Soliciting Dealer receives an Instrument of Payment made payable to a party other than the Escrow Agent, or otherwise not conforming to the instructions set forth in the Escrow Agreement, the Distributor or Soliciting Dealer shall return such Instrument of Payment directly to such subscriber in a timely fashion in accordance with applicable law, and if the Escrow Agent receives an Instrument of Payment made payable to a party other than the Escrow Agent, or otherwise not conforming to the instructions set forth in the Escrow Agreement, the Distributor may authorize the Escrow Agent to return such Instrument of Payment directly to such subscriber in a timely fashion in accordance with applicable law. Instruments of Payment received by the Distributor which conform to the instructions set forth in the Escrow Agreement shall be transmitted for deposit pursuant to one of the methods described in this Section 3. The Distributor may authorize certain Soliciting Dealers which are “$250,000 broker-dealers” to instruct their customers to make their Instruments of Payment for Shares subscribed for payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will collect the proceeds of the subscribers’ Instruments of Payment and issue an Instrument of Payment for the aggregate amount of the subscription proceeds made payable to the order of the Escrow Agent. Instruments of Payment of rejected subscribers will be promptly returned to such subscribers. Transmittal of received investor funds will be made in accordance with the following procedures.

(b)	Where, pursuant to a Soliciting Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and Instruments of Payment are received from subscribers, Instruments of Payment will be transmitted by noon Eastern Time of the next business day following receipt by the Soliciting Dealer to the Escrow Agent.

(c)

Where, pursuant to a Soliciting Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Instruments of Payment will be transmitted by 5:00 pm Eastern Time of the next business day following receipt by the Soliciting Dealer to the office of the Soliciting Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn transmit by noon Eastern Time of the next business day following receipt at a different location by the Final Review Office such Instruments of Payment to the Escrow Agent.

(d)	Instruments of Payment shall be mailed or delivered to the Escrow Agent as follows:

Check Mailing Address:	Computershare
250 Royall Street, Suite V
Canton, MA 02021
Attn: Voluntary Corporate Actions Gabelli
Ref: GGOP The Gabelli Go Anywhere Trust

Wire Instructions:	Bank of America, N.A.
ABA: 026009593
Swift Code: BOFAUS3N
Account Number: 4451027337
Account Name: Computershare Trust Company N.A. AAF The Gabelli Go Anywhere Trust Ref: GGOP

(e)	If requested by the Fund, the Distributor shall obtain, and shall cause the Soliciting Dealers to obtain, from subscribers for the Shares, other documentation reasonably deemed by the Fund to be required under applicable law or as may be necessary to reflect the policies of the Fund. Such documentation may include, without limitation, subscribers’ written acknowledgement and agreement to the privacy policies of the Fund. Subscriptions will be effective only upon the Fund’s acceptance, and the Fund reserves the right to reject any subscription in whole or in part.

4.	Representations and Warranties of the Fund and the Investment Adviser. Each of the Fund and the Investment Adviser jointly and severally represents and warrants to the Distributor as of the date of this Distribution Agreement and as of the Expiration Date, as follows:

(a)	The Fund meets the requirements for use of Form N-2 under the Securities Act and the Investment Company Act. At the time the Registration Statement became or becomes effective, the Registration Statement did or will contain all statements required to be stated therein in accordance with and did or will comply in all material respects with the requirements of the Securities Act and the Investment Company Act and did not or will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement became or becomes effective through the Expiration Date, the Prospectus and the other Sales Materials will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or Sales Materials made in reliance upon and in conformity with information relating to the Distributor furnished to the Fund in writing by the Distributor expressly for use in the Registration Statement, Prospectus or other Sales Materials.

(b)	The Fund (i) has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, (ii) has full statutory trust power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, (iii) currently maintains all necessary licenses, permits, consents, orders, approvals and other authorizations (collectively, the “Licenses and Permits”) necessary to carry on its business as contemplated in the Prospectus, (iv) has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and (v) is duly qualified to do business and in good standing in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to obtain or maintain such Licenses and Permits, to make such filings or be so qualified and in good standing would not have a material adverse effect upon the Fund’s business, properties, management, prospects, financial position or results of operations. The Fund has no subsidiaries.

(c)	The Fund is duly registered with the Commission under the Investment Company Act as a closed-end, non-diversified management investment company, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the best of the Fund’s and the Investment Adviser’s knowledge, threatened by the Commission, all required action has been taken by the Fund under the Securities Act and the Investment Company Act to make the public offering and to consummate the issuance of the Shares, and the provisions of the Fund’s certificate of trust, declaration of trust and by-laws, as amended to the date hereof (the “Organizational Documents”) comply as to form in all material respects with the requirements of the Investment Company Act.

(d)	Ernst & Young LLP, the independent registered public accounting firm which certified the financial statements of the Fund set forth or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Investment Company Act, the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(e)	The financial statements of the Fund, together with the related notes and schedules thereto, set forth or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition of the Fund as of the dates or for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis.

(f)	The capitalization of the Fund is as set forth in the Registration Statement and the Prospectus. The Common Shares and Preferred Shares each conform in all material respects to the descriptions in the Prospectus. All the outstanding Common Shares and Preferred Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Common Shares and Preferred Shares to be issued and sold in accordance with this Distribution Agreement against payment therefor as provided by this Distribution Agreement have been duly authorized and when issued and delivered will have been validly issued and will be fully paid and nonassessable. No person is entitled to any preemptive or other similar rights with respect to the Common Shares and Preferred Shares.

(g)	This Distribution Agreement has been duly authorized, executed and delivered by the Fund. Each of the Investment Advisory Agreement, the Custodian Agreement, the Transfer Agency Agreement, the Sub-Administration Agreement, the Escrow Agent Agreement and the Dividend Reinvestment Plan (collectively, all the foregoing agreements set forth in this sentence are the “Fund Agreements”), has been or will be duly authorized, executed and delivered by the Fund; each of the Fund Agreements complies with all applicable provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the rules and regulations under such Acts; and, assuming due authorization, execution and delivery by the other parties thereto, each of the Fund Agreements constitutes or will constitute a legal, valid, binding and enforceable obligation of the Fund, subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and, in the case of the Investment Advisory Agreement, to termination under the Investment Company Act.

(h)	Neither the issuance of Common Shares and Preferred Shares pursuant to this Offering nor the execution, delivery, performance and consummation by the Fund of any other of the transactions contemplated in this Distribution Agreement and the Fund Agreements, nor the consummation of the transactions contemplated in this Distribution Agreement or in the Registration Statement or the Prospectus, nor the fulfillment of the terms hereof or thereof will conflict with or violate the Organizational Documents, or conflict with, result in a breach or violation of, or constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund under the Organizational Documents, or under the terms and provisions of any material agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of any order, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Fund or any of its properties.

(i)	There is no pending or, to the knowledge of the Fund or the Investment Adviser, threatened action, suit, claim, investigation or proceeding affecting the Fund or to which the Fund is a party before or by any court or governmental agency, authority or body or any arbitrator which might result in any material adverse change in the condition (financial or other), business prospects, net worth or operations of the Fund, or which might materially and adversely affect the properties or assets thereof of a character required to be disclosed in the Registration Statement or the Prospectus or the consummation of the transactions contemplated hereby.

(j)	There are no franchises, contracts or other documents of the Fund that are material or otherwise required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which are not described or filed or incorporated by reference therein as permitted by the Securities Act and the Investment Company Act.

(k)	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any court or governmental agency or body is required for the consummation by the Fund of the transactions contemplated by this Distribution Agreement or the Fund Agreements to be consummated by the Fund, except such as have been obtained under the Investment Company Act, the Securities Act and the Exchange Act, any NYSE rules, any NYSE MKT LCC (“NYSE MKT”) rules, or by the Financial Industry Regulatory Authority Inc. (“FINRA”).

(l)	Prior to their issuance, the Common Shares and the Preferred Shares will have been duly approved for listing, subject to official notice of issuance, on the NYSE or NYSE MKT, as applicable. Prior to their offering, Combinations will have been duly approved for listing, subject to official notice of issuance, on the NYSE or NYSE MKT.

(m)	The Fund (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Common Shares or the Preferred Shares or the sale of Combinations, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares or Preferred Shares of the Fund and (C) will not, until the later of the expiration of the Offering (within the meaning of the anti-manipulation rules under the Exchange Act), sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund; provided that any action in connection with the Fund’s automatic dividend reinvestment and voluntary cash purchase plan will not be deemed to be within the terms of this Section 4(m).

(n)	The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement and the Prospectus in such a manner as to comply, with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”), and intends to qualify as a regulated investment company under Subchapter M of the Code.

(o)	The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement and the Prospectus in such a manner as to comply, with the asset coverage and other applicable requirements of the Investment Company Act.

(p)	The Fund has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Trustees of the Fund has determined are reasonably designed to prevent violations of the federal securities laws in a manner required by and consistent with Rule 38a-1 of the rules and regulations under the Investment Company Act and is in compliance in all material respects with such Rule.

(q)

The Sales Materials comply with in all material respects the requirements of the Securities Act, the Investment Company Act and the rules and interpretations of FINRA. Other than the Sales Materials, the Fund has not, without the written permission of the Distributor, used, approved, prepared or authorized any letters from the Fund to securities dealers, commercial banks and other nominees or any newspaper announcements or other offering materials and information in connection with the Offering; provided, however, that any use of transmittal documentation and subscription documentation independently prepared by the Distributor, broker-dealers, trustees, nominees or other financial intermediaries shall not cause a violation of this section 4(q).

(r)	Any Sales Materials authorized in writing by or prepared by the Fund or the Investment Adviser used in connection with the issuance of the Shares does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(s)	The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t)	The Fund has established and maintains disclosure controls and procedures; such disclosure controls and procedures (as such term is defined in Rule 30a-3 under the Investment Company Act) are designed to ensure that material information relating to the Fund is made known to the Fund’s Chief Executive Officer and its Chief Financial Officer, or any other persons of similar title, by others within the Fund, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Fund’s independent registered public accounting firm and the Audit Committee of the Board of Trustees of the Fund have been advised of: (A) any significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Fund’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Fund’s internal controls over financial reporting; any material weaknesses in the Fund’s internal controls over financial reporting have been identified for the Fund’s independent registered public accounting firm; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls over financial reporting or in other factors that could materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(u)	The Fund and its officers and trustees, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(v)	Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to any of them), to the Fund’s knowledge, after due inquiry, no trustee of the Fund is an “interested person” (as defined in the Investment Company Act) of the Fund or an “affiliated person” (as defined in the Investment Company Act) of the Distributor.

5.	Representations and Warranties of the Investment Adviser. The Investment Adviser represents to the Distributor as of the date of this Distribution Agreement and as of the Expiration Date, as follows:

(a)	The Investment Adviser has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of New York, has full power and authority (corporate and other) to own its properties and assets and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation and currently maintains all necessary Licenses and Permits in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect upon the Investment Adviser’s business, properties, financial position or operations.

(b)	The Investment Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as investment adviser for the Fund as contemplated in the Prospectus and the Investment Advisory Agreement.

(c)

This Distribution Agreement has been duly authorized, executed and delivered by the Investment Adviser. Each of the Investment Advisory Agreement and the Sub-Administration Agreement (collectively, all the foregoing agreements set forth in this sentence are the “Adviser Agreements”), has been or will be duly authorized, executed and delivered by the Adviser; each of the Adviser Agreements complies with all applicable provisions of the Investment Company Act, the Advisers Act and the rules and regulations under such Acts; and, assuming due authorization, execution and delivery by the other parties thereto, each of the Adviser Agreements constitutes or will constitute a legal, valid, binding and enforceable obligation of the Adviser, subject to the qualification that the enforceability of the Adviser’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and, in the case of the Investment Advisory Agreement, to termination under the Investment Company Act.

(d)	Neither the execution, delivery, performance and consummation by the Investment Adviser of its obligations under this Distribution Agreement or the Adviser Agreements, nor the consummation of the transactions contemplated herein or therein or in the Registration Statement or Prospectus, nor the fulfillment of the terms thereof will conflict with or violate the certificate of formation, limited liability company agreement, by-laws or similar organizational document of the Investment Adviser, as amended to the date hereof, or conflict with, result in a breach or violation of, or constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Investment Adviser under its certificate of formation, limited liability company agreement, by-laws or similar organizational document, as amended to the date hereof, the terms and provisions of any material agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Investment Adviser is a party or by which it may be bound or to which any of the property or assets of the Investment Adviser is subject, nor will such action result in any violation of any order, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Investment Adviser or any of its properties.

(e)	There is no pending or, to the best of the Investment Adviser’s knowledge, threatened action, suit or proceeding affecting the Investment Adviser or to which the Investment Adviser is a party before or by any court or governmental agency, authority or body or any arbitrator which would disqualify the Investment Adviser pursuant to Section 9(a) of the Investment Company Act from acting as investment adviser to the Fund or is otherwise reasonably likely to result in any material adverse change in the Investment Adviser’s ability to perform its services under the Investment Advisory Agreement.

(f)	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any court or governmental agency or body is required for the consummation by the Investment Adviser of the transactions contemplated by this Distribution Agreement or the Investment Advisory Agreement to be consummated by the Investment Adviser except such as have been obtained under the Investment Company Act, the Securities Act, the Exchange Act, any NYSE rules, any NYSE MKT rules, or by FINRA.

(g)	The Investment Adviser (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Common Shares or the Preferred Shares or the sale of Combinations, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares or Preferred Shares of the Fund and (C) will not, until the later of the expiration of the Offering (within the meaning of the anti-manipulation rules under the Exchange Act), sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund; provided that any action in connection with the Fund’s dividend reinvestment and cash purchase plan will not be deemed to be within the terms of this Section 5(g).

6.	Other Agreements.

(a)	The Fund represents to, and covenants with, the Distributor as follows:

(i)	The Fund has prepared and filed with the Commission a Registration Statement on Form N-2 for registration under the Securities Act of the Offering. Such Registration Statement, including any amendments thereto filed prior to the time this Distribution Agreement is executed, has or will become effective prior to the Offering. The Fund may file, as part of an amendment to the Registration Statement or pursuant to Rule 497, one or more amendments thereto. The Fund will file with the Commission a final Prospectus (including any statement of additional information incorporated by reference therein) related to the securities subject to the Offering in accordance with Rule 497. As filed, such final Prospectus (including any statement of additional information incorporated by reference therein) shall contain all information required by the Investment Company Act and the Securities Act and shall be in all substantive respects in the form furnished to the Distributor prior to the time this Distribution Agreement is executed or, to the extent not completed at the time this Distribution Agreement is executed, shall contain only such specific additional information and other changes (beyond that contained in any preliminary prospectus) as the Fund has advised the Distributor, prior to the time this Distribution Agreement is executed, will be included or made therein.

(ii)	On the effective date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 497, the

Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act, the Investment Company Act and the Exchange Act; on the effective date and at the time this Distribution Agreement is executed, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 497, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Fund makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of the Distributor specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto). The Commission has not issued any order preventing or suspending the use of the Prospectus.

(iii)	The Fund will, without charge, deliver to the Distributor, as soon as practicable, the number of copies (one of which is manually executed) of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

(iv)	The Fund will, without charge, furnish to the Distributor, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Distributor may reasonably request for the purposes contemplated by the Securities Act.

(v)

If any event shall occur as a result of which it is necessary or appropriate, in the reasonable opinion of counsel for the Distributor, to amend or supplement the Registration Statement or the Prospectus (or other Sales Materials) in order to make the Prospectus (or other Sales Materials) not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered, the Fund will forthwith amend or supplement the Prospectus by preparing for filing with the Commission (and furnishing to the Distributor a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for the Distributor), at the Fund’s expense, which will amend or supplement the Registration Statement or the Prospectus (or otherwise will amend or supplement such other Sales Materials) so that the Prospectus (or such other Sales Materials) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (or such other Sales Materials) is delivered, not misleading.

(vi)	The Fund will endeavor, in cooperation with the Distributor and its counsel, to confirm that the Common Shares and Preferred Shares are not required to be qualified for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Distributor may designate.

(vii)	The Fund will make generally available to its security holders as soon as practicable, but no later than 60 days after the end of the Fund’s fiscal semi annual or fiscal year-end period covered thereby, an earnings statement (which need not be audited) (in form complying with the rules and regulations of the Securities Act) covering a twelve-month period beginning not later than the first day of the Fund’s fiscal semi annual period next following the effective date of the Registration Statement.

(viii)	The Fund will use the net proceeds from the Offering as set forth under “Use of Proceeds” in the Prospectus.

(ix)	The Fund will use its best efforts to cause the Common Shares, the Preferred Shares, and the Combinations to be duly authorized for listing by the NYSE or the NYSE MKT, subject to official notice of issuance, prior to the time the Common Shares and Preferred Shares are issued.

(x)	The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

(xi)	The Fund will apply the net proceeds from the Offering in such a manner as to continue to comply with the requirements of the Prospectus and the Investment Company Act.

(b)

Neither the Fund nor the Investment Adviser will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Common Shares and the Preferred Shares or the sale of Combinations.

(c)	Except as required by applicable law, the use of any reference to the Distributor in any Sales Materials or any other document or communication prepared, approved or authorized by the Fund or the Investment Adviser in connection with the Offering is subject to the prior approval of the Distributor, provided that if such reference to the Distributor is required by applicable law, the Fund and the Investment Adviser agree to notify the Distributor within a reasonable time prior to such use but the Fund and the Investment Adviser are nonetheless permitted to use such reference.

7.	Payment of Expenses.

(a)	The Fund will pay all expenses incident to the performance of its obligations under this Distribution Agreement and in connection with the Offering, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery subscription certificates relating to the Shares, (iii) the fees and disbursements of the Fund’s counsel (including the fees and disbursements of local counsel) and accountants, (iv) the printing or other production and delivery to the Distributor of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (v) the printing or other production, mailing and delivery expenses incurred in connection with Sales Materials, including all reasonable out-of-pocket fees and expenses, if any, incurred by the Distributor and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offering to their customers, (vi) the fees and expenses incurred in connection with listing the Common Shares, Preferred Shares and Combinations on the NYSE or NYSE MKT; (vii) the fees and expenses incurred with respect to the Escrow Agent and (viii) all other fees and expenses (excluding the announcement, if any, of the Offering in The Wall Street Journal or other media publications) incurred in connection with or relating to the Offering. The Fund agrees to pay the foregoing expenses whether or not the transactions contemplated under this Distribution Agreement are consummated. To the extent that the foregoing costs and expenses incidental to the performance of the obligations of the Fund under this Distribution Agreement exceed $0.04 per Common Share, the Investment Adviser will pay all such costs and expenses.

(b)	If this Distribution Agreement is terminated by the Distributor in accordance with the provisions of Section 8 or Section 9(a)(i), 9(a)(ii) or 9(a)(iii), the Fund agrees to reimburse the Distributor for all of its reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Distributor. In the event the transactions contemplated hereunder are not consummated for reasons other than as described in the previous sentence, the Fund agrees to pay all of the costs and expenses set forth in Section 7(a) which the Fund would have paid if such transactions had been consummated.

8.	Conditions of the Distributor’s Obligations. The obligations of the Distributor to sell Shares are subject to the accuracy of the representations and warranties of the Fund and the Investment Adviser in this Distribution Agreement, to the performance by the Fund and the Investment Adviser of their respective obligations under this Distribution Agreement and to each of the following additional conditions:

(a)	The Registration Statement must have become effective. The Prospectus must have been filed in accordance with Rule 497(b), (c) or (h) or a certificate must have been filed in accordance with Rule 497(j), as the case may be, under the Securities Act.

(b)	No order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or, to the knowledge of counsel to the Distributor, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Distributor.

(c)	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Fund, the effect of which, is, in the judgment of the Distributor, so material and adverse as to make it impractical or inadvisable to proceed with the Offering as contemplated by the Registration Statement and the Prospectus.

(d)	Prior to the Expiration Date, the Fund shall have furnished to the Distributor such further information, certificates and documents as the Distributor may reasonably request.

(e)

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Distributor Agreement or waived by the Distributor , or if any of the opinions and certificates mentioned above or elsewhere in this Distributor Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Distributor and its counsel, this Distributor Agreement and all obligations of the Distributor hereunder may be canceled at, or at any time prior to, the Expiration Date by the Distributor. Notice of such cancellation shall be given to the Fund in writing or by telephone confirmed in writing.

9.	Termination of Agreement.

(a)	This Distribution Agreement shall be subject to termination in the absolute discretion of the Distributor, by notice given to the Fund prior to the Expiration Date, if prior to such time (i) financial, political, economic, currency, banking or social conditions in the United States shall have undergone any material change the effect of which on the financial markets makes it, in the Distributor’s judgment, impracticable or inadvisable to proceed with the Offering, (ii) there has occurred any outbreak or material escalation of hostilities, terrorist activities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Distributor’s judgment, impracticable or inadvisable to proceed with the Offering, (iii) trading in the Common Shares, the Preferred Shares or the Combinations shall have been suspended by the Commission or the NYSE or NYSE MKT, (iv) trading in securities generally on the NYSE, NYSE MKT, or NASDAQ shall have been suspended or limited or (v) a banking moratorium shall have been declared either by Federal or New York State authorities.

(b)	If this Distribution Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 7.

10.	Indemnity and Contribution.

(a)

Each of the Fund and the Investment Adviser agrees to indemnify, defend and hold harmless the Distributor, its partners, directors and officers, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Distributor or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any preliminary prospectus, any Sales Material, the Prospectus and the Prospectus as amended or supplemented by the Fund), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading (with respect to the Prospectus, in light of the circumstances under which they are made), except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Distributor to the Fund or the Investment Advisor expressly for use with reference to the Distributor in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading (with respect to the Prospectus, in light of the circumstances under which they were made).

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Distributor or any such person in respect of which indemnity may be sought against the Fund or the Investment Adviser pursuant to the foregoing paragraph, the Distributor or such person shall promptly notify the Fund or the Investment Adviser, as the case may be, in writing of the institution of such Proceeding and the Fund or the Investment Adviser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Fund or the Investment Adviser shall not relieve the Fund or the Investment Adviser from any liability which the Fund or the Investment Adviser may have to the Distributor or any such person or otherwise. The Distributor or such person shall have the right to employ its or their own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of the Distributor or of such person unless the employment of such counsel shall have been authorized in writing by the Fund or the Investment Adviser, as the case may be, in connection with the defense of such Proceeding or the Fund or the Investment Adviser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Fund or the Investment Adviser (in which case the Fund or the Investment Adviser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Fund or the Investment Adviser and paid as incurred (it being understood, however, that the Fund or the Investment Adviser shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Fund nor the Investment Adviser shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Fund or the Investment Adviser, the Fund or the Investment Adviser, as the case may be, agrees to indemnify and hold harmless the Distributor and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)

The Distributor agrees to indemnify, defend and hold harmless the Fund and the Investment Adviser, their directors or trustees, as applicable, and officers, and any person who controls the Fund or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Fund or the Investment Adviser or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Distributor furnished in writing by or on behalf of the Distributor to the Fund or the Investment Adviser expressly for use with reference to the Distributor in the

Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading (with respect to the Prospectus, in light of the circumstances under which they were made).

If any Proceeding is brought against the Fund, the Investment Adviser or any such person in respect of which indemnity may be sought against the Distributor pursuant to the foregoing paragraph, the Fund, the Investment Adviser or such person shall promptly notify the Distributor in writing of the institution of such Proceeding and the Distributor shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Distributor shall not relieve the Distributor from any liability which the Distributor may have to the Fund, the Investment Adviser or any such person or otherwise. The Fund, the Investment Adviser or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Investment Adviser or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by the Distributor in connection with the defense of such Proceeding or the Distributor shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from or additional to or in conflict with those available to the Distributor (in which case the Distributor shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Distributor may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Distributor), in any of which events such fees and expenses shall be borne by the Distributor and paid as incurred (it being understood, however, that the Distributor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Distributor shall not be liable for any settlement of any such Proceeding effected without the written consent of the Distributor but if settled with the written consent of the Distributor agrees to indemnify and hold harmless the Fund, the Investment Adviser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c)

If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and the Distributor on the other hand from the Offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Adviser on the one hand and of the Distributor on the other in connection with the statements or omissions, which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund or the Investment Adviser on the one hand and the Distributor on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offering (net of Solicitation Fee but before deducting expenses) received by the Fund and the total Solicitation Fee received by the Distributor, bear to the aggregate public offering price of the Shares. The relative fault of the Fund and the Investment Adviser on the hand and of the Distributor on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Investment Adviser or by the Distributor and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)	The Fund and the Investment Adviser and the Distributor agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 10, the Distributor shall not be required to contribute any amount in excess of the fees received by the Distributor. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)	Notwithstanding any other provisions in this Section 10, no party shall be entitled to indemnification or contribution under this Distribution Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith, or gross negligence in the performance of its duties hereunder or reckless disregard of such duties and obligations hereunder. The parties hereto acknowledge that the foregoing provision shall not be construed to impose upon any such parties any duties under this Distribution Agreement other than specifically set forth herein (it being understood that the Distributor has no duty hereunder to the Fund or the Investment Adviser to perform any due diligence investigation).

(f)	The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Fund contained in this Distribution Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Distributor, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Distributor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund or the Investment Adviser, its directors or officers or any person who controls the Fund or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Distribution Agreement or the issuance and delivery of the Shares. The Fund or the Investment Adviser and the Distributor agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Investment Adviser, against any of the Fund’s or the Investment Adviser’s directors or officers in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

(g)	The Fund and the Investment Adviser acknowledge that the statements in the Prospectus with respect to solicitation fees and reallowances of solicitation fees under the caption “Plan of Distribution” in the Prospectus, and the statement of the name and principal business address of the Distributor under the caption “Plan of Distribution” in the Prospectus, constitute the only information furnished in writing by or on behalf of the Distributor to the Fund expressly for use with reference to the Distributor in the Registration Statement or in the Prospectus (as amended or supplemented). The Distributor confirms that these statements are correct in all material respects and were so furnished by or on behalf of the Distributor for use in the Prospectus.

11.	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Distributor, will be mailed, delivered or telegraphed and confirmed to G.research, LLC, One Corporate Center, Rye, New York 10580, Attention: Robert Cullen, and, if to the Fund or the Investment Adviser, shall be sufficient in all respects if delivered or sent to the Fund or the Investment Adviser at One Corporate Center, Rye, New York 10580, Attention: Agnes Mullady.

12.	Governing Law; Construction. This Distribution Agreement will be governed by and construed in accordance with the laws of the State of New York. The section headings in this Distribution Agreement have been inserted as a matter of convenience of reference and are not a part of this Distribution Agreement.

13.	Submission to Jurisdiction. Except as set forth below, no claim (a “Claim”) which relates to the terms of this Distribution Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Fund and the Investment Adviser consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Fund and the Investment Adviser hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Distribution Agreement is brought by any third party against the Distributor or any indemnified party. Each of the Distributor, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Investment Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Distributor Agreement. Each of the Fund and the Investment Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund or the Investment Adviser, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund or the Investment Adviser is or may be subject, by suit upon such judgment.

14.	Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Distributor, the Fund, the Investment Adviser and to the extent provided in Section 10 hereof the controlling persons, shareholders, partners, members, trustees, managers, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through the Distributor) shall acquire or have any right under or by virtue of this Distribution Agreement.

15.	Counterparts. This Distribution Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

16.	Successors and Assigns. This Distribution Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.

If the foregoing correctly sets forth the understanding among the Fund, the Investment Adviser and the Distributor, please so indicate in the space provided below, whereupon this letter and your acceptance shall constitute a binding agreement among the Fund, the Investment Adviser and the Distributor.

Very truly yours,

THE GABELLI GO ANYWHERE TRUST

By:
Name:
Title:

GABELLI FUNDS, LLC

By:
Name:
Title:

The foregoing Distribution Agreement is hereby confirmed and accepted as of the date first above written.

G.RESEARCH, LLC

By:
Name:
Title:

SCHEDULE A

FORM OF SOLICITATION AGREEMENT

Schedule A-1